UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  December 11, 2008

PERICOM SEMICONDUCTOR CORPORATION
(Exact Name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation)

0-27026	77-0254621
(Commission File Number)	(I.R.S. Employer Identification No.)

3345 North First Street, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

(408) 435-0800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2008, at the annual meeting of shareholders of Pericom Semiconductor Corporation (the “Company”), the shareholders approved the amendment and restatement of the Company’s 2004 Stock Incentive Plan (as amended and restated, the “Plan”).  The Plan was previously approved by the Company’s Board of Directors, subject to shareholder approval.  A copy of the Plan is included as Appendix A in the Company’s proxy statement for the 2008 annual meeting filed with the SEC on October 23, 2008.

The Plan (i) increased from 2,250,000 to 5,250,000 the aggregate number of shares of the Company’s common stock authorized for issuance pursuant to awards granted under the Plan and available for grant as “incentive stock options” qualified under Section 422 of the Internal Revenue Code of 1986, as amended, under the Plan and (ii) amended share counting provisions requiring the reduction of the aggregate number of shares authorized under the Plan by (a) 1.5 shares for each share of the Company’s common stock delivered under a full value award (a “full value award” is an award for which a participant pays no exercise or purchase price (or an exercise or purchase price equal to less than the fair market value of the underlying shares on the date of grant)); (b) shares of the common stock not issued or delivered as a result of the net settlement of an outstanding stock appreciation right or option; (c) shares of the common stock used to pay the exercise price or withholding taxes related to an award; and (d) shares of the common stock repurchased on the open market with the proceeds of an option exercise.

In addition, the Plan provides for (i)  the imposition of a maximum term of ten years on options and stock appreciation rights granted under the Plan; (ii) modifications clarifying the prohibition on repricing of options and stock appreciation rights without shareholder approval; (iii) modifications identifying the Plan administrator’s authority relating to awards granted to participants residing outside of the United States; (iv) clarifying provision regarding the limits on transfer of awards; (v) a revised definition of “fair market value” of the common stock; (vi) a revised capitalization adjustment provision clarifying that specified adjustments upon certain capitalization events are automatic and non-discretionary; (vii) an extension of the term of the amendment and restatement of the Plan to the tenth anniversary of the date the Plan is approved by the Company’s shareholders; and (viii) the authorization of the Plan administrator to take such actions that it determines to be necessary or appropriate to exempt an award from or to comply with Section 409A of the Code.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERICOM SEMICONDUCTOR CORPORATION

By:	/s/ Angela Chen
Angela Chen
Chief Financial Officer

Date: December 16, 2008